UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009

Tyson Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or other jurisdiction)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of

Registrant's principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2009, the Company entered into an Employment Agreement with Mr. Donald J. Smith (the “New Agreement”). The term of the New Agreement begins August 10, 2009, and ends on August 10, 2012, unless terminated prior to such date pursuant to the terms of the New Agreement. Mr. Smith elected to enter into the New Agreement in connection with his promotion with the Company as Senior Group Vice President Poultry & Prepared Foods on January 5, 2009, and to terminate his existing employment agreement (the “Old Agreement”). Under the Old Agreement, 53,075 restricted shares of Company Class A Common Stock (“Common Stock”) had been issued in favor of Mr. Smith and were scheduled to vest on various dates through 2012. In conjunction with the termination of the Old Agreement, Mr. Smith elected to receive an immediate vesting of 41,098 of such restricted shares of Common Stock and the remaining 11,977 restricted shares of Common Stock were cancelled.

The New Agreement provides for an annual base salary of not less than $550,000. Mr. Smith may also receive awards under the Company’s annual bonus plan in effect during his term of employment, subject to the discretion of senior management of the Company. In addition, Mr. Smith may also participate in any benefit programs generally applicable to employees of the Company.

Under the New Agreement, Mr. Smith received a restricted stock grant of 26,246.7192 shares of Common Stock, scheduled to vest on August 10, 2012. The New Agreement also provides that Mr. Smith is entitled to receive, on such dates specified by the Company consistent with the Company’s past practice, a grant of 117,680 options to purchase shares of Common Stock subject to the terms and conditions of the Tyson Foods, Inc. 2000 Stock Incentive Plan and pursuant to an option grant agreement currently in use by the Company for employees generally. The equity awards are part of the consideration received by Mr. Smith for his agreements to protect of confidential information and trade secrets of the Company and to a non-competition provision that extends one year after the termination of Mr. Smith’s employment.

Mr. Smith may terminate his employment under the New Agreement, subject to confidentiality and non-compete obligations contained therein, upon thirty (30) days’ prior written notice to the Company. The Company has the right to terminate the New Agreement at any time upon written notice to Mr. Smith. Any such termination without cause is subject to the Company’s obligation to continue to pay base salary for a period of 18 months after the date of termination and subject to provisions relating to the early vesting of stock options and restricted stock upon such termination. If Mr. Smith’s employment is terminated he will not be entitled to any annual bonus award for the year in which he is terminated.

Upon the occurrence of a change in control (as defined in the New Agreement), all previously granted restricted stock and stock option awards which are unvested at the time of the change in control will vest sixty (60) days after the change in control event occurs. If Mr. Smith is terminated within that sixty (60) day period following a change in control, all such equity awards will vest immediately.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit

Number	Description

10.1	Employment Agreement, dated August 10, 2009, by and between the Company and Mr. Smith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

By:	/s/ R. Read Hudson

Name:	R. Read Hudson

Title:	Vice President, Associate General
Counsel and Secretary

Date:	August 13, 2009